news release

For immediate release

Contact: Mark Polzin or Ken Cook (314) 982-1700

EMERSON REPORTS INCREASED SECOND-QUARTER 2003 SALES;
EARNINGS OF $236 MILLION WITH GROWTH IN FOUR OF FIVE SEGMENTS

  EPS Excluding Gains from Divestitures Up 12 Percent
  Reported EPS Down 14 Percent Due to Impact of Divestitures
  Restructuring Drives Margin Improvement
  Cash Flow on Track with Targets

         ST. LOUIS, May 6, 2003 – Emerson (NYSE: EMR) announced that second-quarter fiscal 2003 earnings were $236 million, or $0.56 per share, compared with $275 million, or $0.65 per share in the second quarter of 2002. Reported pre-tax, net earnings, and earnings per share were down 14 percent due to the difference in divestiture gains between the two periods. Excluding the impact of gains from divestitures, earnings per share for the second quarter of 2003 increased 12 percent. The company reported no gains from divestitures during the second quarter of 2003 versus gains of $93 million, or $0.15 per share, in the second quarter of 2002.

        Second quarter sales increased to $3.5 billion from $3.4 billion a year ago. Underlying sales, which are adjusted to remove the impact of exchange rates, divestitures, and acquisitions, were down slightly. Consolidated operating profit for the quarter increased 3 percent reflecting the benefits of Emerson’s restructuring initiatives. Ongoing restructuring costs were $36 million, down from $55 million in the second quarter of 2002 but still slightly higher than historical levels.

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        Operating cash flow for the quarter was $374 million and free cash flow was $308 million. Year-to-date operating cash flow was $681 million, down 1 percent from $690 million, and free cash flow increased 6 percent to $550 million from $518 million reflecting lower capital spending.

        Commenting on the quarterly results, David N. Farr, Emerson’s chief executive officer, said, “I am pleased that despite lower underlying sales our restructuring efforts allowed us to achieve solid earnings growth in four of our five business segments, with total segment earnings increasing to $416 million from $392 million in the second quarter of 2002. Although persistent weakness remains in many of our end markets, we continue to strengthen our technology and leadership positions in major market segments around the world and drive capital efficiency improvements across our entire company. The progress we made toward these objectives during the quarter is shown in our margin improvement, new customer and project wins, and continued capital efficiency gains.

Financial Highlights

        “We made excellent progress on our operating cash flow and free cash flow performance and are on track with our targets of approximately $1.7 billion and $1.3 billion, respectively, for the fiscal year. Free cash flow for the quarter again exceeded earnings and we continued to improve our working capital efficiency, with trade working capital as a percent to sales improving to 21.6 percent in the second quarter of 2003 from 23.8 percent in the same period of the prior year.

        “The ratio of net debt to net capital declined to 39.3 percent from 43.0 percent, as the result of more than $700 million in net debt reduction during the past year. The interest coverage ratio was 6.4 times for the first half of fiscal 2003. Since October 2001, we have issued $1.5 billion of long-term debt, taking advantage of the low interest rate environment and further strengthening liquidity.

        “Our strong balance sheet, earnings quality and cash flow performance provide us the flexibility to simultaneously invest in our businesses, pursue acquisitions, and provide direct returns to shareholders in the form of dividends and stock repurchases.

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        “The sluggish economic environment and uncertainty continues to dampen business investment and capital spending in many of the industries we serve. Our focus remains on delivering solid cash flow performance and margin improvement, while further strengthening our lead against our competition in key markets around the world.”

Operating Highlights

        Sales in the heating, ventilating, and air conditioning business increased 8 percent to $693 million; driven by continued penetration gains, market growth and a 3 percent favorable currency impact. The sales increase reflected strong growth in Asia, solid growth in the European commercial market and modest growth in the United States. Earnings increased 9 percent to $104 million, a margin increase of 20 basis points, driven primarily by higher sales.

        During the quarter Lennox Industries, Inc. announced the selection of Emerson Climate Technologies UltraTech™ products for its new line of premium residential air-conditioning systems. Emerson’s Copeland Scroll UltraTech™ two-stage compressors and its new Comfort Alert™ Diagnostics technology will enable the new Lennox system to be the most quiet, energy-efficient central air conditioner on the market.

        Sales in industrial automation were $646 million, up nearly 8 percent from the second quarter of 2002, the result of an 8 percentage point favorable impact from currency. Underlying sales were flat with a moderate decline in industrial activity in the United States offset by an increase in international sales led by strength in Asia. Earnings for the segment were up 19 percent, a margin increase of 1.2 percentage points, demonstrating the benefits of the restructuring activities despite a flat underlying sales environment.

        Quarterly sales in process control declined 2 percent to $819 million reflecting a 5 percent increase from currency less a 3 percent impact from divestitures. Underlying sales were down 4 percent. U.S. sales were down 9 percent, while investments for new projects in Asia and Eastern Europe showed strength. Customer maintenance and repairs orders were down, continuing to put pressure on margins across the business. The uncertainty experienced before and during the war led some customers to put long-cycle projects on hold during the quarter.

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        Emerson Process Management continued to win a number of strategic projects in the oil and gas, refining, power, biopharmaceutical, and petrochemical markets around the world. Substantial growth opportunities exist in Eastern Europe and Asia. In Hungary, Emerson Process Management was awarded a $7 million contract to modernize a power plant for AES, the third-largest power producer in Hungary. Emerson’s PlantWeb® (www.EmersonProcess.com/PlantWeb) digital plant architecture will anchor automation and predictive maintenance techniques designed to improve the power plant’s efficiency, reliability and overall performance.

        In China, Emerson was awarded a $30 million automation project for one of the world’s most highly optimized petrochemical facilities being built by SECCO, a joint venture of BP, Sinopec, and the Shanghai Petrochemical Corporation (SPC). The new 10-plant facility will be the world’s largest installation of Fieldbus Digital Technology, with more than 23,000 FOUNDATION fieldbus devices and 10 DeltaV™ digital automation systems within the PlantWeb architecture. Emerson will support this effort from its Pudong facility located near the project site, just outside of Shanghai.

        Appliance and tools segment sales increased 3 percent to $870 million, with a modest decline in underlying sales, favorable currency adding 2 percentage points, and the impact from acquisitions adding 1 percentage point. The tools and storage businesses were flat to slightly up driven by continued strong performance at ClosetMaid. Motors and appliance solutions sales were down slightly. Earnings for the segment increased 5 percent to $121 million, a 30 basis point margin improvement, driven by higher sales and restructuring.

        Emerson has made the strategic business decision to discontinue the manufacture of bench top and stationary woodworking power tools and to work with The Home Depot on options to secure supply for Home Depot. Emerson has developed a program to license the RIDGID brand to top manufacturers to fulfill Home Depot’s future requirements. Emerson remains fully committed to its RIDGID brand. RIDGID’s reputation for quality and the distribution of RIDGID woodworking power tools through Home Depot is important to both Home Depot and Emerson. Emerson will continue supporting the full RIDGID line and will remain a significant manufacturer of RIDGID wet/dry vacuums, hand tools, and other products for Home Depot.

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        Emerson values its ongoing relationship with Home Depot, and this agreement will help ensure that the RIDGID brand continues to play a strong role in Home Depot’s success. Emerson also expects the full RIDGID program to continue to make significant contributions to the company’s revenues. This decision has no effect on Ridge professional contactor and plumbing tools, which is a separate Emerson business.

        In the electronics and telecommunications business, sales decreased 6 percent to $554 million for the quarter, including a 3 percentage point favorable impact from currency. Most major geographic markets experienced significant declines, except for Asia, which declined only modestly. The traditional environmental and power systems businesses were flat to slightly down, and the OEM power electronics business experienced a decline in sales versus the prior year.

        The company is evaluating strategies to maximize the value of its Emerson Telecommunication Products (Jordan) business, which is part of the electronics and telecommunications segment. The Board of Directors has approved a plan to divest a portion of this business. Due to current challenging market conditions, a loss is reasonably possible on the sale of Dura-Line, the company’s fiber-optic conduit unit, and an appraisal is being completed to determine possible impairment of the remaining business. The Company expects to realize tax benefits in excess of any loss resulting from the sale and impairment review as the tax basis significantly exceeds the carrying value of this business.

Upcoming Investor Events

        On Wednesday May 7, 2003 at 7:30 a.m. Eastern Daylight Time (6:30 a.m. Central) Emerson senior management will discuss the quarterly results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the Web site. Details of upcoming events will be posted as they occur in the Investor Relations Calendar of Events on the corporate web site.

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Forward-Looking and Cautionary Statements

        Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the company’s SEC filings.

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TABLE 1

EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

Quarter Ended March 31,		Percent
2002	2003	Change

Net sales	$3,421	$3,478	1.7%
Less: Costs and expenses
Cost of sales	2,232	2,265
SG&A expenses	724	734
Other deductions, net	2	74
Interest expense, net	58	57
Total costs and expenses	3,016	3,130
Income before income taxes	405	348	(14.0%)
Income taxes	130	112
Net earnings	$ 275	$ 236	(14.3%)
Diluted earnings per common share	$ 0.65	$ 0.56	(13.8%)

Quarter Ended March 31,
2002	2003

Other deductions, net
Gains from divestitures	$ (93)	$ –
Rationalization of operations	55	36
Amortization of intangibles	7	4
Other	33	34
Total	$ 2	$ 74

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TABLE 2

EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

Six Months Ended March 31,		Percent
2002	2003	Change

Net sales	$ 6,716	$ 6,719	–
Less: Costs and expenses
Cost of sales	4,357	4,360
SG&A expenses	1,472	1,454
Other deductions, net	(9)	121
Interest expense, net	123	115
Total costs and expenses	5,943	6,050
Income before income taxes and
cumulative effect of change in
accounting principle	773	669	(13.4%)
Income taxes	243	216
Earnings before cumulative effect of
change in accounting principle	530	453	(14.4%)
Cumulative effect of change in
accounting principle, net of tax	(938)	–
Net earnings	$ (408)	$ 453
Diluted earnings per common share:
Before cumulative effect of change
in accounting principle	$ 1.26	$ 1.08	(14.3%)
Cumulative effect of change in
accounting principle	(2.23)	–
Diluted earnings per common share	$ (0.97)	$ 1.08

Six Months Ended March 31,
2002	2003

Other deductions, net
Gains from divestitures	$ (178)	$ (15)
Rationalization of operations	108	65
Amortization of intangibles	14	9
Other	47	62
Total	$ (9)	$ 121

Note: Prior year amounts have been restated to reflect the adoption of FAS 142

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TABLE 3

EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

March 31,
2002	2003

Assets
Cash and equivalents	$ 448	$ 606
Receivables, net	2,531	2,547
Inventories	1,751	1,679
Other current assets	468	450
Total current assets	5,198	5,282
Property, plant & equipment, net	3,125	3,022
Goodwill	4,774	4,960
Other	1,482	1,540
	$14,579	$14,804

Liabilities and Stockholders’ Equity
Short-term borrowings and current
maturities of long-term debt	$ 2,514	$ 1,045
Accounts payable	1,032	1,222
Accrued expenses	1,364	1,460
Income taxes	185	138
Total current liabilities	5,095	3,865
Long-term debt	2,738	3,486
Other liabilities	1,312	1,414
Stockholders' equity	5,434	6,039
	$14,579	$14,804

Note: Prior year amounts have been restated to reflect the adoption of FAS 142

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TABLE 4

EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(DOLLARS IN MILLIONS)

Six Months Ended March 31,
2002	2003

Operating Activities
Net earnings	$ (408)	$ 453
Cumulative effect of change in accounting
principle	938	–
Depreciation and amortization	269	264
Changes in operating working capital	(7)	(67)
Gains on divestitures and other	(102)	31
Net cash provided by operating activities	690	681
Investing Activities
Capital expenditures	(172)	(131)
Purchases of businesses, net of cash and
equivalents acquired	(718)	(1)
Divestitures of businesses and other, net	133	36
Net cash used in investing activities	(757)	(96)
Financing Activities
Net increase (decrease) in short-term
borrowings	6	(532)
Proceeds from long-term debt	501	493
Principal payments on long-term debt	(10)	(7)
Dividends paid	(326)	(330)
Treasury stock, net	(7)	4
Net cash provided by (used in) financing
activities	164	(372)
Effect of exchange rate changes on cash and
equivalents	(5)	12
Increase in cash and equivalents	92	225
Beginning cash and equivalents	356	381
Ending cash and equivalents	$ 448	$ 606

Note: Prior year amounts have been restated to reflect the adoption of FAS 142

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TABLE 5

EMERSON AND SUBSIDIARIES
SEGMENT SALES AND PROFITS
(DOLLARS IN MILLIONS)

Quarter Ended March 31,
2002	2003
Sales
Process Control	$ 837	$ 819
Industrial Automation	601	646
Electronics and Telecommunications	591	554
Heating, Ventilating, and Air Conditioning	640	693
Appliance and Tools	847	870
	3,516	3,582
Eliminations	(95)	(104)
Total Emerson	$ 3,421	$ 3,478

Quarter Ended March 31,
2002	2003
Earnings
Process Control	$ 95	$ 89
Industrial Automation	67	81
Electronics and Telecommunications	19	21
Heating, Ventilating, and Air Conditioning	95	104
Appliance and Tools	116	121
	392	416
Differences in accounting methods	33	33
Corporate and other	38	(44)
Interest expense, net	(58)	(57)
Income before income taxes	$ 405	$ 348

Quarter Ended March 31,
2002	2003
Rationalization of operations
Process Control	$ 8	$ 7
Industrial Automation	6	4
Electronics and Telecommunications	15	18
Heating, Ventilating, and Air Conditioning	5	7
Appliance and Tools	9	6
Corporate	12	(6)
Total Emerson	$ 55	$ 36

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TABLE 6

EMERSON AND SUBSIDIARIES
SEGMENT SALES AND PROFITS
(DOLLARS IN MILLIONS)

Six Months Ended March 31,
2002	2003
Sales
Process Control	$ 1,633	$ 1,591
Industrial Automation	1,257	1,269
Electronics and Telecommunications	1,226	1,123
Heating, Ventilating, and Air Conditioning	1,099	1,205
Appliance and Tools	1,678	1,722
	6,893	6,910
Eliminations	(177)	(191)
Total Emerson	$ 6,716	$ 6,719

Six Months Ended March 31,
2002	2003
Earnings
Process Control	$ 180	$ 164
Industrial Automation	152	163
Electronics and Telecommunications	51	58
Heating, Ventilating, and Air Conditioning	154	173
Appliance and Tools	219	239
	756	797
Differences in accounting methods	72	64
Corporate and other	68	(77)
Interest expense, net	(123)	(115)
Income before income taxes	$ 773	$ 669

Six Months Ended March 31,
2002	2003
Rationalization of operations
Process Control	$ 15	$ 12
Industrial Automation	12	9
Electronics and Telecommunications	27	25
Heating, Ventilating, and Air Conditioning	13	11
Appliance and Tools	19	12
Corporate	22	(4)
Total Emerson	$ 108	$ 65

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TABLE 7

Non-GAAP Financial Measures

To supplement Emerson’s financial information presented in accordance with generally accepted accounting principles (GAAP), management uses additional measures to clarify and enhance understanding of past performance and prospects for the future. These measures may exclude, for example, the impact of unique items (acquisitions, divestitures, one-time gains and losses) or items outside of management’s control (foreign currency exchange rates).

  Underlying sales (which exclude the impact of acquisitions and divestitures during the periods presented, and fluctuations in foreign currency exchange rates) are provided to facilitate relevant period-to-period comparisons of sales growth excluding these unique items.
  Operating profit (defined as net sales less cost of sales and selling, general and administrative expenses) is indicative of short-term operational performance and ongoing profitability. Management closely monitors operating profit of each business to evaluate past performance and actions required to improve profitability.
  Earnings per share excluding gains from divestitures provides additional insight into the underlying, ongoing operating performance of the Company which facilitates period-to-period comparisons excluding the earnings impact of one-time gains from strategic portfolio decisions.
  Free cash flow (operating cash flow less capital expenditures) is an indicator of the Company’s cash generating capabilities after considering investments in capital assets necessary to maintain and enhance existing operations. Operating cash flow adds back non-cash depreciation expense to earnings and thereby does not reflect a charge for necessary capital expenditures.

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TABLE 8

Reconciliations of Non-GAAP Financial Measures

The following reconciles each non-GAAP measure with the most directly comparable GAAP measure (dollars in millions, except per share amounts):

	2002	2003	Percent Change
Second-Quarter Operating Profit
Net Sales	$3,421	$3,478	1.7%
Cost of Sales	2,232	2,265
SG&A Expenses	724	734
Operating Profit (Non-GAAP)	$ 465	$ 479	3.2%
% to Sales (Non-GAAP)	13.6%	13.8%
Other Deductions, Net	2	74
Interest Expense, Net	58	57
Pre-Tax Earnings	$ 405	$ 348	(14.0%)
% to Sales	11.8%	10.0%
Second-Quarter EPS Excluding Gains From Divestitures
EPS, Reported	$ 0.65	$ 0.56	(13.8%)
After-Tax Divestiture Gains Per Share	$ 0.15	–
EPS Excluding Gains (Non-GAAP)	$ 0.50	$ 0.56	12.0%
Second-Quarter Cash Flow
Operating Cash Flow	$ 438	$ 374	(14.7%)
Capital Expenditures	78	66
Free Cash Flow (Non-GAAP)	$ 360	$ 308	(14.6%)
Year-To-Date Cash Flow
Operating Cash Flow	$ 690	$ 681	(1.3%)
Capital Expenditures	172	131
Free Cash Flow (Non-GAAP)	$ 518	$ 550	6.1%
FY2003 Target Cash Flow
Operating Cash Flow		$ 1,700
Capital Expenditures		400
Free Cash Flow (Non-GAAP)		$ 1,300

All amounts above are GAAP financial measures except as noted.

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